AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2007
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEWTOWN LANE MARKETING, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	20-3547231
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

47 School Avenue,
Chatham, New Jersey	07928
(Address of principal executive office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange which
to be so registered	each class is to be registered

Not applicable.	Not applicable.

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. /_/	If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001 per share
(Title of Class)

Item 1.       Description of Registrant’s Securities to be Registered.

      The description of the Registrant’s common stock, par value $.001 per share, required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-135495, filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 30, 2006, as amended to date, and is incorporated herein by reference.

Item 2.       Exhibits.

Exhibit
Number	Description
3.1	Amended and Restated Certificate of Incorporation. (1)
3.2	Preferred Stock Certificate of Designation as filed with the Secretary of State of
Delaware on August 7, 2007. (2)
3.3	Bylaws.(1)

1)	Filed as an exhibit to the Registrant’s Registration Statement of the Registrant on Form SB-2, File No. 333-135495, filed with the Commission on June 30, 2006 and incorporated herein by reference.

2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 10, 2007 and incorporated herein by reference.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 20, 2007

NEWTOWN LANE MARKETING,
INCORPORATED

By: /s/ Arnold P. Kling
Arnold P. Kling
President